UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 2/20/09

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 SOUTH MARKET STREET

PETERSBURG, VIRGINIA 23803

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Item 8.01. Other Events.

On or before May 2008, Star Scientific, Inc. (the “Company”) entered into securities purchase and registration rights agreements (collectively, the “Agreements”) with certain accredited investors (each an “Investor” and collectively, the “Investors”) for the private placement of shares of its common stock, par value $0.0001 per share (“Common Stock”), and warrants (the “Warrants ”) to purchase 1,967,742 shares of Common Stock (the “Warrant Shares”), with a per share exercise price of either $2.00 or $3.00 per share (in each case, the “Exercise Price”).

During the period of February 20 to 25, 2009, in order to induce the Investors to immediately exercise the Warrants, the Company reduced the Exercise Price of the Warrants to $1.25 per share (the “Adjusted Exercise Price”) in exchange for the immediate and full exercise of the Warrants by the Investors at the Adjusted Exercise price into an aggregate of 1,967,742 shares of Common Stock, or approximately 2.1% of the 92,516,497 shares of Common Stock issued and outstanding as of February 2, 2009, for aggregate proceeds to the Company of approximately $2,459,677. Since January 1, 2009, holders of the Company’s options to purchase Common Stock have elected to exercise an aggregate of 933,789 options for cash which, together with the proceeds from the exercise of the Warrants, will represent aggregate proceeds to the Company of approximately $4.58 million during the first quarter of 2009.

The Common Stock is traded on the Nasdaq Global Market under the symbol “STSI”. On February 26, 2009, the last reported sale price of the Common Stock was $2.70 per share.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: February 26, 2009	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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